Exhibit 10.3
BLACKSKY TECHNOLOGY INC.
OUTSIDE DIRECTOR COMPENSATION POLICY
BlackSky Technology Inc. (the “Company”) believes that the granting of equity and cash compensation to members of the Company’s Board of Directors (the “Board,” and members of the Board, “Directors”) represents an effective tool to attract, retain and reward Directors who are not employees of the Company (“Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity awards to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2021 Equity Incentive Plan, as amended from time to time, or if such plan no longer is in use at the time of the grant of an equity award, the meaning given such term or similar term in the equity plan then in place under which the equity award is granted (the “Plan”). Each Outside Director will be solely responsible for any tax obligations incurred by such Outside Director as a result of the equity awards and cash and other compensation such Outside Director receives under this Policy.
1.Effective Date. This Policy became effective in connection with the consummation of the transactions contemplated by that certain Agreement and Plan of Merger dated as of February 17, 2021, by and among Osprey Technology Acquisition Corp., Osprey Technology Merger Sub, Inc., and the Company, as may have been amended from time to time (such transactions, the “Merger,” such date of consummation of the Merger, the “Closing Date,” and the effective date of this Policy, the “Effective Date”) as a policy of BlackSky Holdings, Inc. and was formally approved by the Board of the Company on the Effective Date. This Policy subsequently was amended on July 13, 2023 (the “Amendment Date”).
2.Cash Compensation.
2.1Board Member Annual Cash Retainer. Following the Effective Date, each Outside Director will be paid an annual cash retainer of $90,000 for service on the Board (“Annual Cash Retainer”). There are no additional retainers for service as a member (or chair) of a committee of the Board, as Chairperson of the Board, or as Lead Director and no per-meeting attendance fees for attending Board meetings or meetings of any committee of the Board.
2.2Payment Timing and Proration. Each Annual Cash Retainer under this Policy will be paid quarterly in arrears on a prorated basis to each individual who has served as an Outside Director at any time during the immediately preceding fiscal quarter of the Company (“Fiscal Quarter”), and such payment will be made no later than 30 days following the end of such immediately preceding Fiscal Quarter. For clarity, an individual who has served as an Outside Director during only a portion of the relevant Fiscal Quarter will receive a prorated payment of the quarterly installment of the Annual Cash Retainer, calculated based on the number of days during such Fiscal Quarter such individual has served as an Outside Director. For clarity, an individual who has served as an Outside Director from the Effective Date through the end of the Fiscal Quarter containing the Effective Date (the “Initial Period”) will receive a prorated payment of the quarterly installment of the Annual Cash Retainer, calculated

Exhibit 10.3
based on the number of days during the Initial Period that such individual has served as an Outside Director.
3.Election to Receive Equity Compensation in Lieu of Cash Retainer. Each Outside Director may elect to receive all of such Outside Director’s Annual Cash Retainer, with respect to services performed in a future Fiscal Year (or in certain future Fiscal Quarters with respect to an Initial Election, as defined below), in the form of payments of Shares (that is, Awards of Restricted Stock under the Plan) in lieu of cash payments of such Annual Cash Retainer (such Awards in lieu of the Annual Cash Retainer, the “Retainer Awards,” and such election, a “Retainer Election”). Each Retainer Award will be automatic and nondiscretionary, except as otherwise provided herein. Each Retainer Award will be fully vested as of the date of its grant.
3.1Retainer Election. Each Retainer Election must be delivered to the Company’s Legal team (or other Company designee, as applicable), in the form and manner specified by the Board (or other Committee, as applicable), within the applicable period set forth in this Section 3.1. An Outside Director who fails to make a timely Retainer Election will not receive any Retainer Awards for the Fiscal Year to which such Retainer Election otherwise would have applied (or applicable Fiscal Quarters with respect to the Initial Election), and instead will receive the applicable Annual Cash Retainer payable in accordance with Section 2 above.
3.1.1Initial Election. Each individual who is an Outside Director as of the Amendment Date may make a Retainer Election with respect to the Annual Cash Retainer payments payable to such Outside Director for Board services to be performed in the third and fourth Fiscal Quarters of 2023 (the “Initial Election”), as follows. The Initial Election may be made during an open trading window in the second Fiscal Quarter in 2023, provided that such Outside Director is not restricted from trading Shares pursuant to the Company’s insider trading policy at such time of making such election. The Initial Election must be made no later than the last day of the last open trading window in the second Fiscal Quarter in 2023 (the “Initial Election Deadline”), and, except as provided in Section 3.1.4 below, the Initial Election will become irrevocable and effective as of the end of the day of the Initial Election Deadline.
3.1.2Annual Election. Each individual who otherwise is eligible to receive any future Annual Cash Retainer may make a Retainer Election with respect to the Annual Cash Retainer payable to such individual for Board services to be performed in the first Fiscal Year following the Fiscal Year in which the Retainer Election is made (an “Annual Election”), as follows. The Annual Election must be made during an open trading window of the Company, but no later than December 15 (the “Cutoff Day”), in the Fiscal Year immediately preceding the Fiscal Year to which the payments of Annual Cash Retainer relate (the last day in such immediately preceding Fiscal Year that the Annual Election may be made, the “Annual Election Deadline”), provided that such Outside Director is not restricted from trading Shares pursuant to the Company’s insider trading policy at such time of making such election. Except as provided in Section 3.1.4 below, the Annual Election shall become irrevocable and effective as of the end of the day of the Annual Election Deadline, provided that if such Fiscal Year does not contain an open trading window on or before the Cutoff Date, Outside Directors will not be eligible to make an Annual Election in such Fiscal Year.

Exhibit 10.3
3.1.3Initial Director Election. Each individual who first becomes an Outside Director following the Amendment Date (the date such individual first becomes an Outside Director, the “Initial Director Date”) may make a Retainer Election with respect to the Annual Cash Retainer payable to such Outside Director in the immediately following Fiscal Year (the “Initial Director Election”), as follows. The Initial Director Election must be made, during an open trading window of the Company, but on or after the Initial Director Date and no later than the Cutoff Day, in the Fiscal Year that the individual first becomes an Outside Director (the last day in such Fiscal Year that the Initial Director Election may be made, the “Initial Director Deadline”), provided that such Outside Director is not restricted from trading Shares pursuant to the Company’s insider trading policy at such time of making such election. Except as provided in Section 3.1.4 below, the Initial Election shall become irrevocable and effective as of the end of the day of the Initial Director Deadline, provided that if no open trading window of the Company occurs in the same Fiscal Year as the Initial Director Date between the Initial Director Date and Cutoff Day in such Fiscal Year, or if the Initial Director Date occurs after the Cutoff Day in such Fiscal Year, such Outside Director will not be eligible to make an Initial Director Election in such Fiscal Year.
3.1.4Revocation. An Outside Director may revoke such Outside Director’s Retainer Election by providing written notice to the Company’s Legal team (or other Company designee, as applicable), provided that such Outside Director is not restricted from trading Shares pursuant to the Company’s insider trading policy at the time of such revocation:
(a)in the case of an Initial Election, during an open trading window of the Company in the second Fiscal Quarter in 2023 but no later than the Initial Election Deadline;
(b)in the case of an Annual Election, during an open trading window of the Company, but no later than the Annual Election Deadline, in the Fiscal Year immediately prior to the Fiscal Year to which the Annual Cash Retainer applies; or
(c)in the case of an Initial Director Election, on or after the Initial Director Date during an open trading window of the Company, but no later than the Initial Director Deadline, in the same Fiscal Year as the Initial Director Date.
3.2Retainer Awards. If an Outside Director has made a valid and timely Retainer Election to receive Retainer Awards in lieu of such Outside Director’s Annual Cash Retainer, then such Outside Director automatically will be granted a Retainer Award on the last day of the applicable calendar quarter of the applicable Fiscal Year in respect of the director services provided during such quarters (or in the case of an Initial Election, on September 30, 2023, and December 31, 2023, in respect of the director services provided in the third and fourth Fiscal Quarters of 2023, respectively), in each case subject to the Outside Director remaining a Service Provider through such date. The number of Shares subject to a Retainer Award will be determined by dividing the amount of Annual Cash Retainer otherwise payable to the Outside Director for the Fiscal Quarter to which the Retainer Award relates, by the closing sales price of the Share on the grant date of the Retainer Award (or, if no closing sales price was reported on that date, on the last trading day such closing sale price was reported), with the number of Shares subject to the Retainer Award, if any fractional Share results, rounded down to the nearest whole Share.

Exhibit 10.3
4.Equity Compensation. Outside Directors will be eligible to receive all types of Awards (except Incentive Stock Options) under the Plan, including discretionary Awards not covered under this Policy. All grants of Awards to Outside Directors pursuant to Sections 4.2 and 4.3 of this Policy will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions:
4.1No Discretion. No person will have any discretion to select which Outside Directors will be granted Awards under this Policy or to determine the number of Shares to be covered by such Awards (except as provided in Sections 4.4.2 and 10 below).
4.2Initial Awards. Each individual who first becomes an Outside Director following the effectiveness of the first Form S-8 registration statement filed with the U.S. Securities and Exchange Commission with respect to the Shares issuable under the Company’s 2021 Equity Incentive Plan automatically will be granted an award of Restricted Stock Units (an “Initial Award”). The grant date of the Initial Award will be the first Trading Day on or after the date on which such individual first becomes an Outside Director (such first date as an Outside Director, the “Initial Start Date”), whether through election by the stockholders of the Company or appointment by the Board to fill an existing vacancy or in connection with a Board-approved increase in the number of members of the Board. The Initial Award will have an aggregate grant date fair value (determined in accordance with U.S. Generally Accepted Accounting Principles) (the “Value”) of $300,000 (with the number of Shares subject to the Initial Award, to the extent any fractional Share results, rounded down to the nearest whole Share). If an individual was an Inside Director, becoming an Outside Director due to termination of the individual’s status as an Employee will not entitle the Outside Director to an Initial Award. Each Initial Award will be scheduled to vest in three equal installments on each of the one-year, two-year and three-year anniversaries of the Initial Award’s date of grant (or on the last day of the month, if there is no corresponding day in such month), in each case subject to the Outside Director remaining a Service Provider through the applicable vesting date.
4.3Annual Award. On the first Trading Day immediately following each Annual Meeting of the Company’s stockholders (an “Annual Meeting”) that occurs after the Effective Date, each Outside Director who has served as an Outside Director for at least 6 months through the date of such Annual Meeting automatically will be granted an award of Restricted Stock Units (the “Annual Award”) that will have a Value of $150,000 (with the number of Shares subject to the Annual Award, to the extent any fractional Share results, rounded down to the nearest whole Share). The Annual Award will be scheduled to vest in full on the earlier of (i) the one-year anniversary of the Annual Award’s grant date, or (ii) the date of the next Annual Meeting following the Annual Award’s grant date, subject to the Outside Director remaining a Service Provider through such vesting date.
4.4Additional Terms of Initial Awards and Annual Awards. The terms and conditions of each Initial Award, Annual Award and Retainer Award (each, a “Policy Award”) will be as follows.
4.4.1Each Policy Award will be granted under and subject to the terms and conditions of the Plan and the applicable form of Award Agreement previously approved by the Board or its Committee (as defined in Section 10 below), as applicable, for use thereunder.

Exhibit 10.3
4.4.2The Board or its Committee, as applicable and in its discretion, may change and otherwise revise the terms of Policy Awards to be granted in the future pursuant to this Policy, including without limitation the number of Shares subject thereto and type of Award.
5.Change in Control. In the event of a Change in Control, each Outside Director will fully vest in his or her outstanding Company equity awards that were granted to him or her while an Outside Director, as of immediately prior to the Change in Control, including any Policy Award, provided that the Outside Director continues to be an Outside Director through the date of such Change in Control.
6.Annual Compensation Limit. Consistent with the Plan, no Outside Director may be granted, in any Fiscal Year, equity awards (including any Awards), the value of which will be based on their grant date fair value determined in accordance with U.S. generally accepted accounting principles, and be provided any other compensation (including without limitation any cash retainers or fees) in amounts that, in any Fiscal Year, in the aggregate, exceed $500,000, provided that such amount is increased to $800,000 in the Fiscal Year of his or her initial service as an Outside Director. Any Awards or other compensation provided to an individual (a) for his or her services as an Employee, or for his or her services as a Consultant other than as an Outside Director, or (b) prior to the Closing Date, will be excluded for purposes of this Section 6.
7.Expenses. The Company will reimburse each Outside Director’s reasonable, customary and properly documented expenses incurred in connection with meetings of the Board and any of its committees, as applicable, and other activities undertaken at the request of the Company.
8.Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, reclassification, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs (other than any ordinary dividends or other ordinary distributions), the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under this Policy, will adjust the number and class of shares of stock that may be delivered pursuant to Policy Awards and/or the number, class, and price of shares of stock covered by each outstanding Policy Award.
9.Section 409A. In no event will cash compensation (or Retainer Awards in lieu of cash compensation) or expense reimbursement payments under this Policy be paid after the later of (a) the 15th day of the third month following the end of the Company’s taxable year in which the compensation is earned or expenses are incurred, as applicable, or (b) the 15th day of the third month following the end of the calendar year in which the compensation is earned or expenses are incurred, as applicable, in compliance with the “short-term deferral” exception under Section 409A. It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply. In no event will the Company or any of its Parents or Subsidiaries

Exhibit 10.3
have any responsibility, liability, or obligation to reimburse, indemnify, or hold harmless an Outside Director (or any other person) for any taxes imposed, or other costs incurred, as a result of Section 409A.
10.Revisions. The Board or any committee of the Board that has been designated appropriate authority with respect to Outside Director compensation (or, with respect to any applicable element or elements thereof, authority with respect to such element or elements) (the “Committee”) may amend, alter, suspend or terminate this Policy at any time and for any reason. Further, the Board may provide for cash, equity, or other compensation to Outside Directors in addition to the compensation provided under this Policy. No amendment, alteration, suspension or termination of this Policy will materially impair the rights of an Outside Director with respect to compensation that already has been paid or awarded, unless otherwise mutually agreed between the Outside Director and the Company. Termination of this Policy will not affect the Board’s or the Committee’s ability to exercise the powers granted to it with respect to Awards granted under the Plan pursuant to this Policy before the date of such termination, including without limitation such applicable powers set forth in the Plan.
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